                      AMENDMENT TO PARTICIPATION AGREEMENT

     This Amendment to each of the Participation Agreements ("Agreement") currently in effect between Met Investors Series Trust (the "Fund"), MetLife Advisers, LLC (the "Adviser"), MetLife Investors Distribution Company (the "Underwriter") and Metropolitan Life Insurance Company, MetLife Insurance Company of Connecticut, MetLife Investors USA Insurance Company, MetLife Investors Insurance Company, First MetLife Investors Insurance Company, New England Life Insurance Company and General American Life Insurance Company (collectively, the "Company"), respectively, is effective this 30th day of April ,2010. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the respective Agreements.

     WHEREAS, the Fund and the Company agree to distribute the prospectuses of the Portfolios within the Fund pursuant to Rule 498 of the Securities Act of 1933 ("Rule 498"); and

     WHEREAS, the parties desire to set out the roles and responsibilities for complying with Rule 498 and other applicable laws.

     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement is hereby amended as follows:

     1. For purposes of this Amendment, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.

     2. The Fund shall provide the Company with copies of the Summary Prospectuses and any Supplements thereto in the same manner and at the same times as the Participation Agreement requires that the Fund provide the Company with Statutory Prospectuses.

     3. The Fund and the Adviser each represents and warrants that the Summary Prospectuses and the hosting of such Summary Prospectuses will comply with the requirements of Rule 498 applicable to the Fund and its Portfolio. The Fund further represents and warrants that it has appropriate policies and procedures in place to ensure that such web site continuously complies with Rule 498.

     4. The Fund and the Adviser each agrees that the URL indicated on each Summary Prospectus will lead contract owners directly to the web page used for hosting Summary Prospectuses, that such web page will contain the current Fund documents required to be posted in compliance with Rule 498, and that such web page will not contain any additional materials not required by Rule 498. The Fund shall immediately notify the Company of any unexpected interruptions in the availability of this web page.

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     5.   The Fund and the Adviser represent and warrant that they will be responsible for compliance with the provisions of Rule 498(f)(1) involving contract owner requests for additional Fund documents made directly to the Fund, the Adviser or one of their affiliates. The Fund and the Adviser further represent and warrant that any information obtained about contract owners will be used solely for the purposes of responding to requests for additional Fund documents.

     6. The Company represents and warrants that it will respond to requests for additional Fund documents made by contract owners directly to the Company or one of its affiliates.

     7. Company represents and warrants that any bundling of Summary Prospectuses and Statutory Prospectuses will be done in compliance with Rule 498.

     8. At the Company's request, the Fund and the Adviser will provide the Company with URLs to the Fund's current documents for use with the Company's electronic delivery of fund documents or on the Company's website. The Fund and the Adviser will be responsible for ensuring the integrity of the URLs and for maintaining the Fund's current documents on the site to which such URLs originally navigate.

     9. The Fund and the Adviser represent and warrant that they have reasonable safeguards in place to prevent the documents contained on the web page, and the documents provided to the Company for purposes of electronic delivery, from containing any virus.

     10. If the Fund determines that it will end its use of the Summary Prospectus delivery option, the Fund and the Adviser will provide the Company with at least 60 days' advance notice of its intent.

     11. The parties agree that all other provisions of the Participation Agreement, including the Indemnification provisions, will apply to the terms of this Amendment as applicable.

     12. The parties agree that the Company is not required to distribute Summary Prospectuses to its contract owners, but rather use of the Summary Prospectus will be at the discretion of the Company. The Company agrees that it will give the Fund and the Adviser sufficient notice of its intended use of the Summary Prospectuses or the Statutory Prospectus.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer.

Dated as of April 30, 2010.


MET INVESTORS SERIES TRUST


By:  /s/ Richard C. Pearson
     ------------------------------------
Its: Vice President


METLIFE ADVISERS, LLC


By:  /s/ Richard C. Pearson
     ------------------------------------
Its: Senior Vice President


METLIFE INVESTORS DISTRIBUTION COMPANY


By:  /s/ Richard C. Pearson
     ------------------------------------
Its: Executive Vice President


METROPOLITAN LIFE INSURANCE COMPANY


By:  /s/ Alan C. Leland, Jr.
     ------------------------------------
Its: Vice President


METLIFE INSURANCE COMPANY OF CONNECTICUT


By:  /s/ Paul L. LeClair
     ------------------------------------
Its: Vice President

METLIFE INVESTORS USA INSURANCE COMPANY


By:  /s/ Richard C. Pearson
     ------------------------------------
Its: Vice President


METLIFE INVESTORS INSURANCE COMPANY


By:  /s/ Richard C. Pearson
     ------------------------------------
Its: Vice President


FIRST METLIFE INVESTORS INSURANCE COMPANY


By:  /s/ Richard C. Pearson
     ------------------------------------
Its: Vice President


NEW ENGLAND LIFE INSURANCE COMPANY


By:  /s/ Alan C. Leland, Jr.
     ------------------------------------
Its: Senior Vice President


GENERAL AMERICAN LIFE INSURANCE COMPANY


By:  /s/ Paul L. LeClair
     ------------------------------------
Its: Vice President